UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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                              Hercules Incorporated
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               (Name of Registrant as Specified In Its Charter)

                                       N/A
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[HERCULES LOGO]






April 27, 2001


To Fellow Hercules Employees:

I am writing to ask for your vote in the proxy contest that is now underway. Four current Hercules directors, including me, are running for reelection - against four nominees of ISP and its controlling owner Sam Heyman. YOUR VOTE IS VERY IMPORTANT IN THIS PROXY FIGHT.

You have an opportunity to support our Company in a special way. As both an employee and a shareholder, you have a major stake in Hercules' future. I am asking for your help in making that future as positive as possible - a future where together we can control our Company's destiny.

Please sign, date and mail the WHITE proxy card that has been mailed to you. It must be received in time for the Annual Meeting on May 24th.

I can assure you that all of our Board members are 100% committed to Hercules' future. As we move with single-minded purpose to identify the best path forward for our Company - and seeking the maximum value for all shareholders - they are convinced that our employees' interests are vital. That is why your vote for Ralph L. MacDonald, Jr., John A. H. Shober, Paula A. Sneed and me is so critical.

Voting for Heyman and his handpicked nominees would raise many uncertainties. The WALL STREET JOURNAL calls Heyman a "veteran corporate raider". Ask yourself whether this is the type of business leader to entrust with the process of selling or merging our Company or, for that matter, playing any role in running our Company.

Frankly, if Heyman's nominees were to be elected, I have grave concerns. Will they have the same commitment to our shareholders, businesses, and employees? Or will they look to further ISP's interests first?

I am making this personal appeal to you because I have seen your commitment to Hercules first-hand. Your stamina through a series of business setbacks and challenges is deeply appreciated. Our employees in our businesses and corporate staff are making a real difference.


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For all your efforts, I express my thanks and that of the entire Board. You can take pride knowing that you are helping the Company stay the course through tough market conditions and through an unprecedented set of external distractions.

Again, I pledge two things to you. First, I will continue to communicate with you as frequently and as openly as possible during this difficult period. Second, you can count on me to apply every effort in leading our management team and our Board in finding the best future for all shareholders - including our employees.

Remember: your vote is important.  I will appreciate your personal support.

Thank you.


/s/ Thomas L. Gossage
Chairman and Chief Executive Officer


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If you have any questions about the annual meeting, or need assistance in voting your shares, please call MacKenzie Partners, Inc. toll free at 800-322-2885 or collect at 212-929-5500 or you may call Hercules Shareholder Services directly at 800-441-9274.

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